Exhibit EX-99.j

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” within each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” within each Statement of Additional Information in Post-Effective Amendment No. 19 to the Registration Statement (Form N-1A, No 333-152915) of IndexIQ ETF Trust, and to the incorporation by reference of our report, dated June 29, 2011, on the IndexIQ ETF Trust (comprising, IQ Hedge Multi-Strategy Tracker ETF, IQ Hedge Macro Tracker ETF, IQ Real Return ETF (formerly IQ CPI Inflation Hedged ETF), IQ Global Resources ETF (formerly IQ ARB Global Resources ETF), IQ Merger Arbitrage ETF (formerly IQ ARB Merger Arbitrage ETF), IQ Australia Small Cap ETF, IQ Canada Small Cap ETF, IQ South Korea Small Cap ETF, IQ Taiwan Small Cap ETF and IQ Global Agribusiness Small Cap ETF) included in the Annual Report for the fiscal year ended April 30, 2011.

/s/ ERNST & YOUNG LLP

New York, New York

August 26, 2011